UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 15, 2025
COMMISSION FILE NUMBER 1-6780 (Rayonier Inc.)
COMMISSION FILE NUMBER: 333-237246 (Rayonier, L.P.)
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
RAYONIER, L.P.
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 91-1313292
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
Common Shares, no par value, of Rayonier Inc.	RYN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Rayonier Inc.:	Emerging growth company	☐
Rayonier, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Rayonier Inc.:	☐
Rayonier, L.P.:	☐

ITEM 1.01.	Entry Into a Material Definitive Agreement.
On August 15, 2025, Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”), Rayonier Operating Company LLC (“ROC”) and Rayonier, L.P. (“RLP”; collectively with Rayonier, TRS and ROC, each individually a “Borrower” and collectively, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with the several banks, financial institutions and other institutional lenders party thereto as Lenders (the “Lenders”), CoBank, ACB, as administrative agent, swing line lender and an issuing bank, JPMorgan Chase Bank, N.A. and Truist Bank, as co-documentation agents, and CoBank, ACB and AgFirst Farm Credit Bank, as joint lead arrangers and joint bookrunners, which amends and restates that certain Credit Agreement, dated as of August 5, 2015 (as amended, supplemented or otherwise modified from time to time prior to August 15, 2025), among the Borrowers, the Lenders party thereto and the Administrative Agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement. The Credit Agreement governs the terms of senior unsecured credit facilities in the aggregate principal amount of $800 million, consisting of a revolving credit facility in the initial amount of $200 million, (the “Revolving Credit Facility”), which includes a $50 million swing line subfacility and a $50 million letter of credit subfacility, and a term loan made to ROC in 2015, the current outstanding principal amount which is $200 million (the “2015 Term Loan Facility”), a term loan made to ROC in 2016, the current outstanding principal amount which is $200 million (the “2016 Incremental Term Loan Facility”) and a term loan made to RLP in 2021, the current outstanding principal amount which is $200 million (the “2021 Incremental Term Loan Facility,” together with the 2015 Term Loan Facility and the 2016 Incremental Term Loan Facility, the “Term Loan Facilities”). Each of Rayonier, TRS, ROC and RLP guarantees each of the other Borrowers’ obligations under the Revolving Credit Facility. Each of Rayonier, TRS and RLP guarantees ROC’s obligations under the 2015 Term Loan Facility and the 2016 Incremental Term Loan Facility. Each of Rayonier, TRS and ROC guarantees RLP’s obligations under the 2021 Incremental Term Loan Facility. Under the Credit Agreement, the maturity dates for the Term Loan Facilities were not changed. As such, the 2015 Term Loan Facility maturity date remains April 1, 2028; the 2016 Incremental Term Loan Facility maturity date remains April 28, 2026; and the 2021 Incremental Term Loan Facility maturity date remains June 1, 2029. The maturity date for the Revolving Credit Facility was extended to August 15, 2030. Under certain conditions, the Borrowers may elect to increase the aggregate amount of the commitments under the Revolving Credit Facility by a maximum amount of $100 million and request new incremental term loans up to an amount that will not cause the Leverage Ratio (defined below) to exceed 52.5% at the time of each such request (after giving effect to any such incremental term loans then requested and increases in the commitments under the Revolving Credit Facility effected after August 15, 2025). None of the Lenders under the Credit Agreement are obligated to provide such additional commitments or incremental term loans.

The periodic interest rate on borrowings under the Credit Agreement is based, at the Borrowers’ option, on either (1) a Term SOFR Rate or a daily simple SOFR Rate plus an applicable margin (currently 1.250% for advances under the Revolving Credit Facility, 1.600% for advances under the 2015 Term Loan Facility, 1.750% for advances under the 2016 Incremental Term Loan Facility and 1.920% under the 2021 Incremental Term Loan Facility) based on the ratio of consolidated funded debt of Rayonier and its subsidiaries to the sum of the consolidated net worth of Rayonier and its subsidiaries plus the consolidated funded debt of Rayonier and its subsidiaries (the “Leverage Ratio”) or (2) the highest of the Prime Rate, the Federal Funds Effective Rate plus 0.5%, and the one-month Term SOFR Rate plus 1.00% plus the applicable margin (currently 0.250% for advances under the Revolving Credit Facility, 0.600% for advances under the 2015 Term Loan Facility, 0.750% for advances under the 2016 Incremental Term Loan Facility and 0.920% under the 2021 Incremental Term Loan Facility) based on the Leverage Ratio.

Interest is payable either quarterly or based on a one-, three- or six-month interest period, depending on which type of interest rate is selected by the Borrowers. The Borrowers expect to receive annual patronage refunds under the Credit Agreement from the Lenders party to the Credit Agreement that are lending institutions organized and existing pursuant to the

Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration. Patronage refunds are profits distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user.

All advances made under the Revolving Credit Facility must be paid on the maturity date for the Revolving Credit Facility and all advances made under the Term Loan Facilities must be paid on the maturity date for such Term Loan Facility. Advances under each facility may be prepaid, without penalty (other than payment of customary breakage costs for payment of an advance accruing interest at the Term SOFR rate prior to the end of the interest period for such an advance), at any time in whole or part. An unused commitment fee (currently 0.175%), at an annual rate based on the Leverage Ratio, is due to each lender with a commitment under the Revolving Credit Facility on the daily average portion of such commitment that is unused.

The Credit Agreement contains financial covenants related to leverage and interest coverage, as well as other affirmative and negative covenants relating to, among other things, dividends, liens, mergers, dispositions of timber and timberlands, subsidiary debt, sales and issuances of capital stock of subsidiaries, and affiliate transactions.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Lenders holding more than 50% of the outstanding amount of the commitments and advances under the credit facilities may accelerate amounts due under the Credit Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).

Some of the potential Lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.

For a complete description of the terms of the Credit Agreement, see Exhibit 10.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
10.1
Amended and Restated Credit Agreement dated August 15, 2025 among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, and Rayonier, L.P., as Borrowers, COBANK, ACB, as Administrative Agent, Swing Line Lender and an Issuing Bank, JPMORGAN CHASE BANK, N.A. and TRUIST BANK, as Co-Documentation Agents, and COBANK, ACB and AGFIRST FARM CREDIT BANK, as Joint Lead Arrangers and Joint Bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

BY:	/s/ APRIL TICE
April Tice
Senior Vice President and Chief Financial Officer

RAYONIER, L.P.

By: RAYONIER INC., its sole general partner

BY:	/s/ APRIL TICE
April Tice
Senior Vice President and Chief Financial Officer

August 20, 2025

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